                                                                  EXHIBIT (C)(3)

                      NONQUALIFIED STOCK OPTION AGREEMENT
                                  (Consultant)

     This NONQUALIFIED STOCK OPTION AGREEMENT is made as of this 20th day of May, 1994, between THE PRESLEY COMPANIES, a Delaware corporation (the "COMPANY"), and WILLIAM LYON ("OPTIONEE"). All capitalized terms not specifically defined herein shall have the meanings set forth in the Company's Amended and Restated 1991 Stock Option Plan (the "PLAN").

                                R E C I T A L S

     A. The Plan provides for the granting to key employees, directors (other than members of the hereafter defined Committee), consultants and advisers of the Company or of its subsidiary corporations (as defined in the Plan) as the Committee may from time to time select, of options to purchase shares of Series A Common Stock of the Company.

     B. Optionee is a key consultant to The Presley Companies, a California corporation ("CALIFORNIA PRESLEY"), a subsidiary of the Company.

     C. Pursuant to the Plan, the Committee has determined that it is to the advantage and best interests of the Company and its stockholders to grant a nonqualified stock option to Optionee covering 750,000 shares of the Company's Series A Common Stock (or any class of stock into which such Series A Common Stock is converted or reclassified as provided in Section 15 of the Plan) (each herein sometimes referred to as "COMMON STOCK") as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Nonqualified Stock Option Agreement between the Company and Optionee.

     D. The option granted hereby is not intended to qualify as an "INCENTIVE STOCK OPTION" under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Option. The Company grants to Optionee the right and option ("OPTION") to purchase on the terms and conditions hereinafter set forth, all or any part of an aggregate of 750,000 shares of the Common Stock at the purchase price of $2.875 per share, which price is equal to the fair market value of such stock (as determined pursuant to Section 4) on the date of this Agreement. The Option shall be exercisable from time to time in accordance with the provisions of this Agreement or earlier in accordance with Section 5.

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     2.   Vesting. Optionee may not purchase any shares by exercise of this
Option between the date of this Agreement and the first anniversary date of this Agreement. On and for a period of five years after the following anniversary dates of this Agreement, this Option may be exercised up to the indicated percentage of shares covered by this Option (the shares as to which the Option vests herein sometime called "VESTED OPTION SHARES"), subject to Section 5 below:

                                                                 Cumulative
                                                               Percentage of
                             Percentage of                      Originally
                              Originally                       Covered Shares
                            Covered Shares                      as to Which
Anniversary                   as to Which                         Option is
  Date                       Option Vests                        Exercisable
  ----                       ------------                        -----------
First                           33 1/3%                             33 1/3%
Second                          33 1/3%                             66 2/3%
Third                           33 1/3%                               100%

Subject to earlier termination under Section 5, at any time after shares covered by this Agreement become Vested Option Shares, but no later than the fifth anniversary date of the date shares become Vested Option Shares (the "EXPIRATION DATE" with respect to such Shares), Optionee may purchase all or any part of the Vested Option Shares which Optionee theretofore failed to purchase. In each case the number of shares which may be purchased shall be calculated to the nearest full share. Unless Optionee indicates otherwise in writing when it exercises this Option, Optionee shall be deemed to exercise Vested Option Shares in the order in which they vested.

     Notwithstanding the foregoing provisions or the provisions of Section 5 of this Agreement to the contrary, upon the occurrence of a Change of Control all shares of Common Stock covered hereby which have not yet become Vested Option Shares shall thereupon become Vested Option Shares, and from and after the occurrence of such Change of Control and until the Expiration Date for each Vested Option Share, the Optionee shall be entitled to exercise his rights under this Agreement with respect to such Vested Option Share. For the purposes of this Agreement, a "CHANGE OF CONTROL" shall be deemed to have occurred if a Change of Control has occurred for the purposes of Exhibit A hereto.

     3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased solely (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the Optionee, or (iii) by delivery to a


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broker of a copy of the notice of exercise, specifying the number of shares with respect to which this Option is to be exercised and instructing the broker to sell the shares issuable upon exercise of the Option and to deliver to the Company from the sale proceeds of such shares an amount equal to the exercise price of the Option, or any combination thereof. Shares of common Stock used to satisfy the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date). This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than one hundred (100) shares.

          This Option may be exercised (i) during the lifetime of Optionee only by Optionee; (ii) to the extent permitted by the Committee or by the terms of this Agreement, Optionee's spouse if such spouse obtained the Option pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder ("QUALIFIED DOMESTIC RELATIONS ORDER"); and (iii) after Optionee's death by his or her transferees by will or the laws of descent or distribution.

     4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

     5. Death or Permanent Disability. If prior to a Change of Control, Optionee dies or becomes "PERMANENTLY DISABLED," the Option shall expire with respect to each of the shares covered hereby which are not Vested Option Shares at such date, and the Option shall expire with respect to each of the Vested Option Shares on the earlier of (i) the Expiration Date applicable to such Shares, or (ii) a date twelve months after the date of such death or "permanent disability," to the extent exercisable on the date of death or "permanent disability," and shall thereafter expire and be void and of no further force or effect. During such period after death, the Option may, to the extent that it remained unexercised (but

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exercisable by Optionee according to the Option's terms) on the date of such death, be exercised by the person or persons to whom Optionee's rights under the Option shall pass by Optionee's will or by the laws of descent and distribution or by Optionee's spouse who obtained the Option pursuant to a Qualified Domestic Relations Order. For the purposes of this Agreement, "permanent disability" shall be determined in accordance with Section 22(e)(3) of the Code.

     6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. By accepting the Option, Optionee represents and agrees, for Optionee and his or her legal successors (by will or the laws of descent and distribution or through a Qualified Domestic Relations Order), that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws. If required by the Committee at the time the Option is exercised, Optionee or any other person entitled to exercise the Option shall furnish evidence satisfactory to the Company (including a written and signed representation) to such effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person.

     7. Withholding of Taxes. Upon the exercise of this Option, the Company shall have the right to require Optionee or Optionee's legal successor to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

     8. No Assignment. This Option and all other rights and privileges granted hereby shall not be transferred, either voluntarily or by operation of law otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Upon any attempt to so transfer or otherwise dispose of this Option or any other right or privileges granted hereby contrary to the provisions hereof, this Option and all rights and privileges contained herein shall immediately become null and void and of no further force or effect.

     9. Adjustment for Reorganizations, Stock Splits, etc. If the outstanding shares of Common Stock (or any other class of shares or securities which shall have become issuable upon the exercise of this Option pursuant to this sentence) are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and


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proportionate adjustment shall be made in the maximum number and kind of shares receivable upon the exercise of this Option, without change in the total price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this option.

          Upon the occurrence of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or as a result of which it is the surviving corporation and its outstanding voting securities are converted to or reclassified as cash, securities of another corporation or other property (unless the principal purpose of such transaction is to change the state of the Company's incorporation), or (iii) a sale of assets of the Company or its subsidiaries having a fair market value equal to more than eighty percent (80%) of the total fair market value of the Company's assets to an entity which is not controlling, controlled by or under common control with the Company, then, subject to the following sentence, this Option shall terminate. Notwithstanding the foregoing, the Committee shall provide in writing in connection with any such transaction for any or all of the following alternatives (separately or in combination) which shall, as nearly as practicable, preserve the benefits of outstanding options which have accrued to the holders thereof (or if such transaction is being entered into after a Change of Control, Optionee may elect the following alternative (d) if the Committee has provided for any other of the following alternatives, such election to be made by Optionee in writing delivered to the Company no later than two (2) business days before the date of the transaction);
(a) for this Options to become immediately exercisable as to all shares covered hereby, if all such shares are not then Vested Option Shares; (b) for the assumption by the successor corporation of this Option or the substitution by such corporation for this Option of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (d) for the payment in cash or stock in lieu of and in complete satisfaction of this Option.

          Adjustments under this Section 9 shall be made by the Board or the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

     10. No Rights as a Stockholder Until Issuance of Stock Certificate. Neither Optionee nor any other person legally

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entitled to exercise this Option shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to Optionee.

     11. Agreement Subject to Stock Option Plan. The Option hereby granted is subject to, and the Company and Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect Optionee's rights under this Option without the prior written consent of Optionee.

     12. Execution. The interpretation, performance and enforcement of this Agreement shall be governed by the internal substantive laws of the State of California.


                                   THE PRESLEY COMPANIES,
                                   a Delaware Corporation



                                   By: /s/ WADE H. CABLE
                                      --------------------------------
                                      Wade H. Cable
                                      Title: President
                                             -------------------------


                                   OPTIONEE



                                      /s/ WILLIAM LYON
                                   -----------------------------------
                                   William Lyon







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     By her signature below, the spouse of Optionee agrees to be bound by all of the terms and conditions of the foregoing Agreement.





                                   OPTIONEE'S SPOUSE



                                   /s/ WILLA DEAN LYON
                                   --------------------------------
                                   Willa Dean Lyon





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

                                                                       EXHIBIT A

                               Change of Control

     "Change of Control" means the occurrence of any of the following: (i) Delaware Presley shall cease to own the number of outstanding shares of California Presley's capital stock necessary to elect a majority of the Board of Directors of California Presley; (ii) the sale, lease, exchange or transfer, in one or a series of transactions, (any such sale, lease, exchange or transfer herein a "Disposition") of all or substantially all of the Employer's assets to any "person" or "group" of persons (as such terms are used for the purposes of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations thereunder) such that any person or group (other than a group of which 70% or more of the voting power of the voting stock referred to below held by such group is owned beneficially by one or more Permitted Holders or their Related Parties if the person or persons to which the Disposition is made assume this Agreement) owns, controls or acquires a direct or indirect interest in more than 50% of the voting power of the voting stock of the person or persons that acquire such assets by a Disposition, (iii) the acquisition by any person or group (as defined above) (other than a group of which 70% or more of the voting power of the voting stock of Delaware Presley held by such group is owned beneficially by one or more Permitted Holders or their Related Parties) of a direct or indirect beneficial interest in more than 50% of the voting power of the voting stock of Delaware Presley by way of merger or consolidation or otherwise, (iv) the consummation of any transaction the result of which is that any person or group (as defined above) (other than a group of which 70% or more of the voting power of the voting stock of the Company held by such group is owned beneficially by one or more Permitted Holders or their Related Parties) owns, directly or indirectly, more than 50% of the voting power of the voting stock of Delaware Presley, or (v) if at any time during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Delaware Presley cease for any reason to constitute a majority of the Board of Directors of Delaware Presley unless the persons replacing such individuals were nominated by a majority of the Board of Directors of Delaware Presley.

     "Permitted Holders" means either of (a) William Lyon, or (b) any of Foothill Capital Corporation, Pearl Street, L.P., International Nederlanden (U.S.) Capital Corporation, First Plaza Group Trust, and Whippoorwill/Presley Obligation Trust - 1994.

     "Related Party" means with respect to any Permitted Holder (A) any person (as defined above in Change of Control)

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which owns, directly or indirectly, more than 80% of the securities entitled to elect a majority of the board of directors, or other comparable governing group, of the Permitted Holder; any corporation, association or other business entity of which more than 80% of the securities entitled to elect a majority of the board of directors, or other comparable governing group of such entity, is owned, directly or indirectly, by a Permitted Holder; or in the case of an individual, any spouse or immediate family member of such Permitted Holder; or
(B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding 80% or more controlling interest of which consist of such Permitted Holder and/or such other persons referred to in the immediately preceding clause (A).



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